                                                                          Exhibit 10.5
                              CONVERTIBLE DEBENTURE

Date: September 13, 2001

Maker: Americana Publishing, Inc.

Maker's Mailing Address (including county): 303 San Mateo NE, Suite 104A
                                            Bernalillo County
                                            Albuquerque, NM 87108

Payee: Jerome Ruther

Place for Payment: (including county):      369 Montezuma -
414                                                           Santa Fe County
                                            Santa Fe, New Mexico 87501

Principal Amount: One Hundred Thousand and no/100 Dollars ($100,000.00).

Annual Interest Rate on Unpaid Principal from Date: 30%

Annual Interest Rate on Matured, Unpaid Amounts: 30%

Terms of Payment (principal and interest): Interest shall be paid monthly on the last day of each month following the execution of this convertible debenture and on the last day of each month thereafter. Principal shall be payable in full 366 days from date.  At the due date,  or in the event  Maker  elects to pay in full prior to the due date, then Payee shall have the option of accepting either cash or stock or cash and stock in repayment of this debt. Said stock shall be deemed to be valued at five cents ($.05) per share for purposes of this  provision  for repayment.

Security  for  Payment:  Five  Hundred  Thousand  (500,000)  shares  of Rule 144 restricted stock in Americana Publishing, Inc.

     Maker  promises  to pay to the order of Payee at the place for  payment and according  to the terms of payment the  principal  amount  plus  interest at the rates stated above.

     If Maker defaults in the payment of this note or in the  performance of any obligation  in any  instrument  securing  or  collateral  to it, and the default continues  after  Payee  gives  Maker  notice of the default and the time within which it must be cured, as may be required by law or by written agreement,  then payee may declare the unpaid principal  balance and earned interest on this note immediately  due.  Maker and each  surety,  endorser,  and  guarantor  waive all demands  for  payment,  presentations  for  payment,  notices  of  intention  to accelerate maturity, notices of acceleration of maturity,  protests, and notices of protest, to the extent permitted by law.

     If this note or any instrument  securing or collateral to it is given to an attorney for collection or enforcement,  or if suit is brought for collection of enforcement,  or if it is collected or enforced through probate,  bankruptcy, or other  judicial  proceeding,  then Maker shall pay payee all costs of collection and  enforcement  including  reasonable  attorney's  fees and  court  costs,  in addition to other amounts due.  Reasonable  attorney's  fees shall be 10% of all amounts due unless either party pleads otherwise.

     Interest  on the debt  evidenced  by this note shall not exceed the maximum amount of  nonusurious  interest that may be contracted  for,  taken,  reserved, charged,  or received  under law; any interest in excess of that maximum  amount shall be  credited  on the  principal  of the  debtor or, if that has been paid, refunded.  On any  acceleration  or required or permitted  prepayment,  any such excess shall be canceled  automatically as of the acceleration or prepayment or, if already  paid,  credited on the principal of the debt or, if the principal of the debt has been paid,  refunded.  This provision overrides other provisions in this and all other instruments concerning the debt.

     Each Maker is  responsible  for all  obligations  represented by this note.
When the context requires, singular nouns and pronouns include the plural.

                                             AMERICANA PUBLISHING, INC., Maker

                                             by:
                                                  George Lovato, Jr., Chairman